                                                                   EXHIBIT 10.11

                             REPURCHASE AGREEMENT

          This Repurchase Agreement (the "Agreement") dated as of September 15, 1997, is entered into by and between Outreach Communications Corporation, a Delaware corporation (the "Company"), and R.C. Estes (the "Shareholder"). Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the attached Appendix or Exhibits hereto.

          WHEREAS, as of the date of this Agreement, the Shareholder owns an aggregate of 1,151,348 shares of the Company's Common Stock, $0.001 par value (the "Common Stock");

          WHEREAS, the Company desires to sell and issue shares of its Series A Preferred Stock to certain investors (the "Investors"); and

          WHEREAS, to encourage and facilitate such a Series A Preferred Stock financing, the Shareholder has agreed to subject such shares to vesting arrangements whereby a certain fraction of such shares shall vest according to the terms of this Agreement.

          In consideration of the foregoing and the agreements set forth below, the parties agree with the Company as follows:

1.  REPURCHASE RIGHT
    ----------------

    1.1  Grant.  The Company is hereby granted the right (the "Repurchase
         -----
    Right"), exercisable at any time during the thirty (30) day period following the date Shareholder ceases for any reason to remain in Service (other than as a result of Shareholder's death or any disability that will preclude Shareholder from remaining in Service for a period of at least 12 months), to repurchase at the Purchase Price any portion of the Shares in which Shareholder is not, at the time of his cessation of Service, vested in accordance with the Vesting Schedule set forth on Exhibit I attached hereto
                                                      ---------
    (such shares to be hereinafter referred to as the "Unvested Shares").

    1.2  Exercise of the Repurchase Right.  The Repurchase Right shall be
         --------------------------------
    exercisable by written notice to Shareholder on or prior to the expiration of the thirty (30) day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Company shall pay to Shareholder, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the number of shares so repurchased times the Purchase Price (appropriately adjusted for all splits, dividends, combinations and recapitalizations).

    1.3  Termination of the Repurchase Right.  The Repurchase Right shall
         -----------------------------------
    terminate with respect to any Unvested Shares for which it is not timely exercised under Section 1.2 herein. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to (i) any and all Shares in which Shareholder vests in accordance Section 1.4 herein or with the vesting schedule (the "Vesting Schedule") set forth on Exhibit I attached
                                                           ---------
    hereto, or (ii) any Unvested Shares owned by Shareholder if Shareholder's cessation of Service results from Shareholder's death or any disability that will preclude Shareholder from remaining in Service for a period of at least 12 months. All Shares as to which the Repurchase Right lapses shall, however, remain subject to the Market Stand-Off provisions as set forth herein.

    1.4  Change in Control. Immediately prior to the consummation of any
         -----------------
    Change in Control, the Repurchase Right shall automatically lapse with respect to all of the then Unvested Shares, provided, that the Repurchase
                                                --------
    Right shall not so lapse in the event that the acquiring entity or its parent (the "Acquiror") in such Change in Control shall assume all of the obligations and liabilities of the Company pursuant to this Agreement and continue to employ Shareholder such that Shareholder shall continue to vest in the Unvested Shares based upon his continued Service with the Acquiror. Shareholder shall acquire a vested interest in, and the Company's Repurchase Right will accordingly lapse with respect to, all of the Unvested Shares upon Shareholder's Involuntary Termination from Service in connection with, or within the twelve month period following, the Change in Control. "Involuntary Termination" shall mean the termination of Shareholder's Service which occurs by reason of: Shareholder's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or Shareholder's voluntary resignation following (A) a change in his position with the Company which materially reduces his level of responsibility, (B) a reduction in his level of compensation (including base salary and target bonus), (C) a relocation of Shareholder's place of employment by more than thirty (30) miles, or (D) the inability of Shareholder to remain actively employed due to physical or mental disability or other medical condition, provided and only if (in the case of (A) through (C)) such change, reduction or relocation is effected by the Company without Shareholder's consent. "Misconduct" shall mean persistent failure of Shareholder to perform the lawful duties and responsibilities assigned by the Acquiror which are not cured within a reasonable time following Shareholder's receipt of written notice of such failure from the Acquiror, the commission of any act of fraud, embezzlement or dishonesty by Shareholder, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of any person in the Service of the Company.

    1.5  Recapitalization.  Any new, substituted or additional securities or
         ----------------
    other property (including cash paid other than as a regular cash dividend), which is by reason of any Recapitalization distributed with respect to the Shares, shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right.

    Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Company's capital structure; provided, however, that the aggregate Purchase Price shall
               --------
    remain the same.

2.  Reissuance of Certificates.  Upon receipt by the Company of each
    --------------------------
Certificate representing the Shares, the Company shall issue a new duly executed certificate representing the Shares that shall include each of the legends required by the Purchase Agreement and this Agreement. Each such certificate representing Unvested Shares shall be held in escrow in accordance with the provisions of this Agreement.

3.  Stockholder Rights.  Until such time as the Company exercises the
    ------------------
Repurchase Right pursuant to this Agreement, Shareholder (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Shares, including the Shares held in escrow hereunder, subject, however, to the transfer restrictions set forth herein and in any other agreements between or among the Company, the Investors or other stockholders of the Company to which Shareholder is a party.

4.   Transfer Restrictions.
     ----------------------

     4.1  Restriction on Transfer.  Shareholder shall not transfer, assign,
          -----------------------
     encumber or otherwise dispose of any of the Shares in contravention of the Market Stand-Off under Section 4.4 or the Company's Repurchase Right under
     Section 1. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Shares made to Shareholder's spouse or issue, including adopted children, or to a trust for the exclusive benefit of Shareholder or Shareholder's spouse or issue, provided and only if
                                                      --------------------
     Shareholder obtains the Company's prior written consent to such transfer or
     (ii) a transfer of title to the Shares effected pursuant to Shareholder's will or the laws of intestate succession.

     4.2  Transferee Obligations.  Each person (other than the Company) to whom
          ----------------------
     the Shares are transferred by means of one of the permitted transfers specified in Section 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Company's Repurchase Right granted hereunder and
     (ii) the market stand-off provisions of Section 4.4, to the same extent such shares would be so subject if retained by Shareholder.

Definition of Owner.  For purposes of Section 4 of this Agreement, the term
-------------------
"Owner" shall include Shareholder and all subsequent holders of the Shares who derive their chain of ownership through a permitted transfer from Shareholder in accordance with Section 4.1.

     4.3  Market Stand-Off.
          ----------------

               (a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that
                                                         --------
in no event shall such period exceed one hundred-eighty (180) days.

               (b) In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock effected as a class without receipt of consideration, any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Section 4.3, to the same extent the Shares are at such time covered by such provisions.

               (c) In order to enforce the limitations of this Section 4.3, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

     4.4  Restrictive Legends.  In addition to any other legends otherwise
          -------------------
     required, the stock certificates for the Shares shall be endorsed with the following restrictive legend:

               "A portion of the shares represented by this certificate are unvested and subject to certain repurchase rights granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement between the Company and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Company's principal corporate offices."

5.   Escrow.
     ------

     5.1  Deposit.  The certificate(s) for the Shares that are subject to
          -------
     the Repurchase Right shall promptly be deposited in escrow with the Company to be held in accordance with the provisions of this Section 5. Each deposited certificate shall be accompanied by two duly-executed Assignments Separate from Certificate in the form of Exhibit II. The deposited
                                              ----------
     certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 5.3. Upon delivery of the certificates (or other assets and securities) to the Company, Shareholder shall be issued a receipt acknowledging the number of Shares (or other assets and securities) delivered in escrow.

     5.2  Recapitalization/Reorganization.  Any new, substituted or additional
          -------------------------------
     securities or other property which is by reason of any Recapitalization or Reorganization distributed with respect to the Shares shall be immediately delivered to the Company to be held in escrow under this Section 5, but only to the extent the Shares are at the time subject to the escrow requirements hereunder. However, all regular cash dividends on the Shares (or other securities at the time held in escrow) shall be paid directly to Shareholder and shall not be held in escrow.

     5.3  Release/Surrender.  The Shares, together with any other assets or
          -----------------
     securities held in escrow hereunder, shall be subject to the following terms relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

               (a) Should the Company elect to exercise the Repurchase Right with respect to any Unvested Shares, then the escrowed certificates for those Unvested Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Company concurrently with the payment to Shareholder of an amount equal to the aggregate Purchase Price for such Unvested Shares, and Shareholder shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable thereto).

               (b) Should the Company elect not to exercise the Repurchase Right with respect to any Unvested Shares held at the time in escrow hereunder, then the escrowed certificates for those shares (together with any other assets or securities attributable thereto) shall be immediately released to Shareholder.

               (d) As the Shares (or any other assets or securities attributable thereto) vest in accordance with the Vesting Schedule, the certificates for those vested shares (as well as all other vested assets and securities) shall be released from escrow upon Shareholder's request, but not more frequently than once every three (3) months.

               (e) All Shares that are vested (and any other vested assets and securities attributable thereto) shall be released from the escrow within thirty
(30) days after Shareholder's cessation of Service (subject to any right of first refusal outstanding as of the time of Shareholder's cessation of Service).

6.   Miscellaneous Provisions.
     ------------------------

     6.1  Notices.  Unless otherwise provided, any notice required or permitted
          -------
     under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     6.2  Further Actions.  The parties hereby agree to take whatever additional
          ---------------
     actions and execute whatever additional documents they may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either of them or on the Shares pursuant to the provisions of this Agreement.

     6.3  Amendments and Waivers.  This Agreement represents the entire
          ----------------------
     understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, whether written or oral. This Agreement may only be amended with the written consent of the Shareholder and the Company, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

     6.4  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
     accordance with, the laws of the State of Texas without resort to that State's conflict-of-laws rules.

     6.5  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
     which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     6.6  Successors and Assigns.  The  terms and provisions of this Agreement
          ----------------------
     shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Shareholder, Shareholder's permitted assigns and legal representatives, heirs and legatees of Shareholder's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

     6.7  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
     are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.8  Severability.  If one or more provisions of this Agreement are held to
          ------------
     be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                              OUTREACH COMMUNICATIONS CORPORATION


                              By:   /s/
                                 --------------------------------------
                              Title: CEO

                              Address:   9101 Burnet Road, Suite 207
                                         Austin, Texas 78758

                              SHAREHOLDER:

                              /s/ R.C. Estes
                              -----------------------------------------
                              R.C. Estes
                              Address:      1781 SpyGlass #306
                                       --------------------------------
                                            Austin, TX
                                       --------------------------------
                                            78748
                                       --------------------------------

                                   EXHIBIT I
                                   ---------

                               VESTING SCHEDULE

     That number of the Shares shall be vested as of the date of execution hereof as is indicated below. The remaining Shares shall be unvested as of the date of execution hereof and shall be subject to repurchase by the Company at the Purchase Price (the "Unvested Shares"). Shareholder shall acquire a vested interest in and the Company's Repurchase Right will lapse with respect to the total number of Unvested Shares as of the date of this Agreement on the following basis:


Shareholder:                         Riss Estes

Total Number of Shares:              1,151,348

Number of Shares Vested
as of Date of this Agreement:        383,783

Total Unvested Shares:               767,565

Vesting Schedule:                    Total Unvested Shares shall vest (and the
                                     Company's Repurchase Right shall lapse) on the basis of one forty-second (1/42) per month on the 15th day of each month, with vesting to begin as of September 15, 1997 and to continue until March 15, 2001.

                                  EXHIBIT II
                                  ----------

                     ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED [Name] hereby sells, assigns and transfers unto Outreach Communications Corporation (the "Company") __________________________ (______________) shares of the Common Stock of the Company standing in his/her name in the books of the Company represented by Certificate Number(s) _____________ herewith and does hereby irrevocably constitute and appoint
_____________________ its attorney-in-fact to transfer such stock on the books of the Company with full power of substitution in the premises.

Dated: _______________

                                      -----------------------------------------



     This Assignment Separate from Certificate was executed in conjunction with the terms of the Repurchase Agreement by and between the above assignor and Outreach Communications Corporation dated September __, 1997.

                                   APPENDIX
                                   --------

The following definitions shall be in effect under the Agreement:

Agreement shall mean this Stock Repurchase Agreement.
---------

Board shall mean the Company's Board of Directors.
-----

Code shall mean the Internal Revenue Code of 1986, as amended.
----

Common Stock shall mean the Company's common stock.
------------

Change in Control shall mean:
-----------------

     a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

     b) The sale, transfer or other disposition of all or substantially all of the Company's assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the company's securities immediately before such transaction.

Company shall mean Outreach Communications Corporation., a Delaware corporation.
-------

1933 Act shall mean the Securities Act of 1933, as amended.
--------

Purchase Price shall mean $.01 per share.
--------------

Recapitalization shall mean any stock split, stock dividend, recapitalization,
----------------
combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock as a class without the Company's receipt of consideration.

Reorganization shall mean any of the following transactions:
--------------

     (a) a merger or consolidation in which the Company is not the surviving entity,

     (b) a sale, transfer or other disposition of all or substantially all of the Company's assets,

     (c) a reverse merger in which the Company is the surviving entity but in which the Company's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

     (d) any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

SEC shall mean the Securities and Exchange Commission.
---

Service shall mean the provision of services to the Company (or any Parent or
-------
Subsidiary) by a person in his or her capacity as an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, as a non-employee member of the Board of Directors or as a consultant.

Shares shall mean 1,151,348 shares of the Common Stock owned by Shareholder.
------

                                       3